UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  October 12, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 12, 2023, OpGen, Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with a holder (the “Holder”) of certain existing warrants (the “Existing Warrants”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. Pursuant to the Inducement Agreement, the Holder agreed to exercise for cash their Existing Warrants to purchase up to 10,892,728 shares of the Company’s Common Stock at an exercise price of $0.7785 per share, the exercise price per share of the Existing Warrants, during the period from the date of the Inducement Agreement until 7:30 a.m., Eastern Time, on October 26, 2023. In order to permit the exercise of the Existing Warrants pursuant to the rules of the NASDAQ Capital Market, the Holder agreed to pay as additional consideration $0.25 per share of Common Stock issued upon exercise of the Existing Warrants. The aggregate gross proceeds to be received by the Company will depend on the number of Existing Warrants actually exercised by the Holder. If all of the Existing Warrants are exercised in connection with the Inducement Agreement, the Company would anticipate receiving aggregate gross proceeds of up to approximately $11.2 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by us. There is, however, no guarantee that all of the Existing Warrants will be exercised by the Holder in accordance with the Inducement Agreement.

In consideration of the Holder’s agreement to exercise the Existing Warrants in accordance with the Inducement Agreement, the Company agreed to issue new warrants (the “Inducement Warrants”) to purchase shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon exercise of the Existing Warrants (the “Inducement Warrant Shares”). The Company agreed in the Inducement Agreement to file a registration statement on Form S-3 (or other appropriate form if the Company is not eligible to use Form S-3) to register the resale of the Inducement Warrant Shares upon exercise of the Inducement Warrants (the “Resale Registration Statement”) within thirty (30) days of the closing of the transactions contemplated by the Inducement Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Securities and Exchange Commission within ninety (90) days following the date of filing the Resale Registration Statement and to keep the Resale Registration Statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrants or Inducement Warrant Shares. In the event that the Company fails to timely deliver to the Holder the Inducement Warrant Shares without restrictive legends, the Company agreed to pay certain liquidated damages to the Holder.

The Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as its financial advisor in connection with the transactions summarized above and will pay A.G.P. an aggregate fee equal to 7.0% of the aggregate proceeds received in connection with the transactions contemplated by the Inducement Agreement. The Company expects to use the net proceeds from these transactions to continue to fund the Company’s operations while it pursues a potential strategic transaction and for general corporate purposes, although there can be no guarantee that such efforts will result in any such transaction and at this time, the Company does not intend to provide further updates unless and until there have been material developments in this regard.

The Inducement Warrants will have an exercise price of $0.336 per share and will be exercisable on the six-month anniversary of the date of issuance and expire on the five-year anniversary of the Inducement Warrant’s first becoming exercisable. The exercise price and the number of shares of Common Stock issuable upon exercise of each Inducement Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Common Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company may not effect the exercise of certain Inducement Warrants, and the applicable holder will not be entitled to exercise any portion of any such Inducement Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Inducement Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Inducement Warrants.

The foregoing descriptions of the Inducement Agreement and the Inducement Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Inducement Agreement and Inducement Warrants, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. Neither the Inducement Warrants nor the Inducement Warrant Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be sold and issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 8.01. Other Events.

On October 12, 2023, the Company issued a press release announcing the transactions contemplated by the Inducement Agreement. A copy of such press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Inducement Warrant
10.1	Form of Warrant Inducement Agreement, by and between the Company and the Holder
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2023	OpGen, Inc.

	By:	/s/ Albert Weber
		Name:	Albert Weber
		Title:	Chief Financial Officer